UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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                           BURLINGTON RESOURCES INC.
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The following is a transcript of an introductory video of ConocoPhillips that was first posted on Burlintgon Resources Inc.'s intranet web site on December 21, 2005.


CONOCOPHILLIPS: ACHIEVEMENTS

What drives someone to go deeper, farther, faster, to venture into the unknown, battling hostile climates, testing the outer limits, to explore the unexplored, to do what others said couldn't be done. It takes a pioneering spirit, a spirit that has always been found in the people of ConocoPhillips.

Today our company is the third-largest integrated energy company in the United States, the largest refiner in North America, and the fourth-largest refiner in the world. We got here by being good at what we do, and by continuously finding new ways to be even better. At our operations in more than 40 countries we're building long-term relationships and taking advantage of opportunities that come from being a truly integrated energy company - from exploration and production, to refining and marketing, supply and transportation, plus chemicals and plastics. The integration of our businesses makes us a stronger, more flexible company, and it provides us more options when it comes to implementing our strategy of growing our upstream and downstream operations, and using our commercial trading expertise to market energy solutions to the world.

The diversity of our assets is complemented by our large, diverse employee base. This diversity enables us to optimize our efforts globally, to innovate and develop new technologies, and continue our role as an industry pioneer with a history of doing things the world thought couldn't be done.

Being a pioneer means getting there first - the first American oil company to use seismography, the first to build a long-distance oil and gas pipeline, the first to develop a drill ship for offshore exploration, the world's first multi-viscosity motor oil, the first oil company approved to explore in Alaska, and the first to discover a major oil field in Europe. A pioneer searches for a better way - retailing gasoline and lubricant products around the world, engineering the first tension-leg platform to open up deepwater exploration, patenting a new geophysical prospecting tool called "Vibroseis" that is still used around the world today, and inventing new technologies like the S-Sorb sulphur removal process - a cost-effective way for retailers to meet or surpass world mandates for environmentally friendly fuels. From drilling the world's deepest hole, to raising aviation performance to new heights, we have a history of doing things the world thought couldn't be done. Our efforts have led to a host of legendary achievements.

Since the beginning our people have overcome impossible odds to achieve the improbable. Nothing illustrates this more than Ekofisk.

In 1969, after drilling a series of dry holes off the coast of Norway, hope for finding oil in the North Sea was diminishing. Following their instincts, the Ekofisk team convinced management to drill one more well - and the rest is history. The world's newest energy frontier became the site of one of the industry's first megaprojects, and the first giant oil field in Western Europe. A technological triumph, Ekofisk was the largest offshore complex in the world. Never before had oil and gas been recovered from water so deep, in an area so prone to violent storms. Yet for this "city in the sea," the greatest challenge still lay ahead. In 1987, subsidence of the seabed underneath the production facilities threatened the future of the project. The Ekofisk team responded by staging one of the most ambitious feats in engineering history - elevating the mile-long network of offshore platforms at a cost of $400 million, and involving more than 15,000 people. Besides extending the life of the field, the Ekofisk jack-up proved that our "can-do" spirit could prevail against the most insurmountable of obstacles.

In 1951, while doing research to produce high-performance gasoline additives, two young chemists discovered a mysterious taffy-like substance clogging up their catalyst tubes. It was crystalline polypropylene. Their discovery led to further experiments and the invention of high-density polyethylene. By creating a tougher, more heat-resistant material, they had scored a historic breakthrough - the discovery of the first modern plastics. Before long, manufacturers were buying up all they could to produce everything from containers for household goods to hula hoops. For their legendary achievement, Paul Hogan and Bob Banks were inducted into the national Inventors Hall of Fame in 2001, joining the likes of Edison, Bell, Marconi and the Wright brothers.

In 1992, as the Cold War was fading into memory, our pioneering spirit took us where few American companies had gone before - Russia. In a remote region above the Arctic Circle, Polar Lights was the first joint oil field venture between American and Russian companies. The unique ecology of the Arctic tundra required a delicate touch, as did the negotiations with the new government. The venture put ConocoPhillips on the map in Russia and broke new ground, politically and technologically.

In the tropics of South America, in the Zuata region of eastern Venezuela, lies the Orinoco heavy-oil belt, site of the largest known deposit of hydrocarbons in the world, with recoverable reserves estimated to exceed 270 billion barrels of heavy crude oil. In their extra-heavy form, the reserves were of limited value. Partnering with the National Oil Company of Venezuela, in two joint ventures named Petrozuata and Hamaca, our people went to work to find a way to transform the heavy crude into lighter, more valuable synthetic crude. Drawing upon the synergies of being an integrated energy company, we brought our experience and expertise to the projects to drill the wells, construct the pipelines, and design and build the upgrading facilities. In 2001, Petrozuata marked the first commercial production of extra-heavy crude oil in Venezuela. At its facility on Venezuela's northeastern coast, Petrozuata uses our proprietary refining technology to upgrade the heavy oil into lighter synthetic crude, and produce fuels and lubricants for both domestic use and export. Some of the synthetic crude oil is transported by tanker to our Lake Charles refinery in Louisiana, and used as a feedstock for fuels and specialty products. Over its 35-year operating life, Petrozuata is expected to recover 1.6 billion barrels of extra-heavy crude oil, while providing thousands of jobs for local residents. Committed to the success of the project and the community, our people build schools and affordable housing, and help the local economy branch out with a new tree farm business. Petrozuata opened up a new frontier of opportunity for Venezuela, and the Hamaca project is building on this success, providing a new source of reliable energy for the world.

During the 1960s, the country of Japan experienced a period of accelerated growth causing its consumption of energy to skyrocket. Lacking significant domestic sources of energy, Japan was forced to look outside its borders. To help Japan meet its growing demand for clean-burning fuels, ConocoPhillips launched the first major liquefied natural gas project in the world in 1969 - the largest undertaking in company history at the time. The LNG project involved developing and transporting natural gas from Alaska to Japanese consumers and power plants 3,000 miles away. By connecting the gas-rich of Alaska's Cook Inlet to a liquefaction plant we constructed on the Kenai Peninsula, we pumped the super-cooled gas into insulated tankers for the long voyage to Japan. Today our people continue to take advantage of this vital technology for moving the world's energy to the people who need it.

In the rough North Sea waters off the Shetland coast, the quest for oil was on, but new reserves lay trapped under deeper and deeper water. Scientific wisdom at the time considered the cost of drilling in deep water too great. Undeterred, our engineers and scientists went to work to find a way to reach the hidden riches that eluded them. Searching for an alternative to costly fixed platforms, engineer Buck Curtis and his team attempted to do something that had never been done - develop a platform that floated on the surface of the ocean, tethered to the seabed by tubular steel legs. Calling their idea a tension-leg platform, or TLP, the team worked to transfer the concept from paper to steel as the world watched. Built to withstand 100-mile-per-hour winds, and 100-foot waves, the world's first TLP came onstream in 1984, and the North Sea once again served as the proving ground for one of the industry's most important technological breakthroughs. The thinking and perseverance that went into the TLP pushed us to the forefront of deepwater technology. Twenty years later, our people are adapting TLP technology for use in waters 4,000 feet deep and beyond, putting reserves once out of our reach within our grasp.

Our search for oil and gas has taken us to some of the world's most challenging and pristine environments. Two hundred and fifty miles above the Arctic Circle, located on Alaska's North Slope, is Alpine - the largest U.S. onshore oil discovery in more than a decade. To protect the fragile ecosystem surrounding the field, ice roads are constructed in the winter to allow transportation of equipment and drilling supplies. And when spring arrives, any trace of roadway has melted, leaving the fragile tundra undisturbed.

We're proud to have been the first company granted permission to search for oil in Alaska over half a century ago. Our Alpine project has become a model for responsible resource development. From the Arctic to the Tropics, our people go to great lengths to produce energy with minimal environmental impact.

Once that energy is produced, we're finding safer ways to transport it. A 400-foot gash in the side of an oil tanker would have meant disaster for an ordinary vessel, but not for the Guardian. Built as part of our environmental initiative to use only double-hulled tankers, the Guardian puts an additional barrier between its cargo and the sea. When the Guardian was rammed in 1997, and its outer hull ripped open, not a single drop of the half million barrels of crude oil on board was spilled - not one drop. As our double-hulled tankers traverse the world's waterways, we take pride in knowing that we're helping to protect the world for future generations.

Leaders in refining technologies around the world, we're continually applying our refining knowledge and expertise in innovative ways in our quest to develop environmentally friendly fuels, because at ConocoPhillips we believe finding better and safer ways to do what we do is good for business and the environment.

Our people are proud of where we've been and what we've accomplished. But we're more excited about the future and the potential for greater achievements ahead. At ConocoPhillips we're not working to be the biggest, we're working to be the best - by being tough, agile, disciplined and smart. We're one of the world's leading integrated energy companies. As we strive to build a better, stronger company, we place high value on our tradition of fostering lasting relationships around the world, partnering with companies and countries to lay cornerstones to build on for decades to come.

At ConocoPhillips, we'll continue to venture forth into new frontiers to find and deliver energy to the world. We've got the technology; we've got the financial resources; and we've got the people - people with pioneering spirit who do the things the world thought couldn't be done.

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             CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING
       INFORMATION FOR THE PURPOSE OF "SAFE HARBOR" PROVISIONS OF THE
              PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "estimates, "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by Burlington Resources shareholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized, the possibility that costs or difficulties related to the integration of Burlington Resources operations into ConocoPhillips will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of ConocoPhillips' and Burlington Resources' reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Burlington Resources Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                           ADDITIONAL INFORMATION

     In connection with the proposed transaction, ConocoPhillips will file a Form S-4, Burlington Resources will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE FORM S-4 AND THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors may obtain a free copy of the Form S-4 and the proxy statement (when available) and the other documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by ConocoPhillips free of charge by contacting ConocoPhillips Shareholder Relations Department at (281) 293-6800, P.O. Box 2197, Houston, Texas, 77079-2197. You may obtain documents filed with the SEC by Burlington Resources free of charge by contacting Burlington Resources Investor Relations Department at (800) 262-3456, 717 Texas Avenue, Suite 2100, Houston, Texas 77002, e-mail: IR@br-inc.com.


     ConocoPhillips, Burlington Resources and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Burlington Resources' stockholders in connection with the merger. Information about the directors and executive officers of ConocoPhillips and their ownership of ConocoPhillips stock will be set forth in the proxy statement for ConocoPhillips' 2006 Annual Meeting of Stockholders. Information about the directors and executive officers of Burlington Resources and their ownership of Burlington Resources stock is set forth in Burlington Resources' proxy statement for its 2005 annual meeting, which was filed with the SEC on March 10, 2005. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

     Investors should read the Form S-4 and proxy statement carefully when they become available before making any voting or investment decision.